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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 dated December 21, 2000) and related Prospectus of Toreador Resources Corporation for the registration of 2,125,000 shares of its common stock and to the incorporation by reference therein of our report (a) dated March 3, 2000, with respect to the consolidated financial statements of Toreador Resources Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, (b) March 2, 2000, with respect to the statement of revenues and direct operating expenses of the Lario Oil and Gas Properties Acquisition included on Form 8-K dated March 3, 2000, and (c) July 21, 2000 with respect to the financial statements of Texas Petroleum Corporation included on Form 8-K dated October 2, 2000, all filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP
                                                  ------------------------------
                                                  ERNST & YOUNG LLP

December 18, 2000